                                                                Exhibit No. 4(j)

     WARRANT AGREEMENT dated as of December 23, 1996, between ICF KAISER INTERNATIONAL, INC., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as warrant agent (with any successor Warrant Agent, the "Warrant Agent").

     WHEREAS, the Company proposes to issue and deliver its warrant certificates (the "Warrant Certificates") evidencing warrants (the "Warrants") to acquire, under certain circumstances, up to an aggregate of 105,000 shares, subject to adjustment, of its Common Stock (as defined below), in connection with an offering by the Company of 15,000 Units comprising the Warrants and $15,000,000 aggregate principal amount of its 12% Senior Notes due 2003, Series A (the "Notes"). The Notes are to be issued under an indenture to be dated as of December 23, 1996 between the Company and The Bank of New York, a New York banking corporation, as trustee (the "Indenture"). Each Warrant shall represent the right to purchase from the Company one share of Common Stock, at an initial price of $2.30 per share, subject to adjustment under certain circumstances; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of the Warrant Certificates and other matters as provided herein;

     NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the Warrant Agent and the record holders from time to time of the Warrants, the Company and the Warrant Agent hereby agree as follows:

                                 ARTICLE I
                                DEFINITIONS

Section 1.01  Certain Definitions

          As used in this Agreement, the following terms shall have the following respective meanings:

          "Affiliate" of any person means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Common Equity Securities" means Common Stock and securities convertible into, or exercisable or exchangeable for, Common Stock or rights or options to acquire Common Stock or such other securities, excluding the Warrants.

          "Common Stock" means the common stock, $0.01 par value per share, of the Company, and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

          "Company" means ICF Kaiser International, Inc., a Delaware corporation, and its successors and assigns.

          "Depositary" means, with respect to the Warrants issued in the form of one or more Global Warrants, The Depository Trust Company or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Expiration Date" means December 31, 1999, subject to the provisions of Section 3.05.

          "Global Warrant" means a security evidencing all or a portion of the Warrants issued to the Depositary or its nominee in accordance with Section 2.01 and bearing the legend set forth in Exhibit B.

          "Holders" means, from time to time, the holders of the Warrants; in the case of Section 8.04, "Holders" also means, from time to time, the holders of Restricted Shares.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Nasdaq Stock Market" means The Nasdaq Stock Market, Inc.

          "Non-Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more persons (other than a wholly-owned subsidiary of the Company) in which the Company is not the survivor, or a sale of all or substantially all of the assets of the Company to one or more such other persons, if, in connection with any of the foregoing, consideration (other than consideration which includes Common Equity Securities) is distributed to holders of Common Stock in exchange for all or substantially all of their equity interest in the Company.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Private Placement Legend" means the legend set forth on the Warrants in the form set forth on Exhibit A.

          "Purchase Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall initially be $2.30 per share, subject to adjustment from time to time pursuant to Article IV hereof.

          "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as such term is defined in Rule 144A.

          "Restricted Shares" means (i) any shares of Common Stock issued or issuable as a result of the exercise of Warrants and (ii) any other shares of Common Stock issuable with respect to any of such shares of Common Stock (x) by way of stock dividend or stock split, (y) in connection with a Transaction or
(z) otherwise.

          "Regulation S" means Regulation S under the Securities Act.

          "Rule 144A" means Rule 144A under the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more persons in which the Company is the survivor, or a purchase of assets by the Company from one or more other persons.

          "Transaction" means any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Stock or any combination thereof), in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing.

          "Underlying Common Stock" means the shares of Common Stock issuable upon the exercise of the Warrants.

          "Warrant Agent" means The Bank of New York, a New York banking corporation, or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

Section 1.02 Certain Other Defined Terms

          Term                                  Defined in Section

          "Change of Shares"...................       4.01(a)
          "Common Stock Distribution"..........       4.01(b)
          "Convertible Securities".............       4.01(c)
          "Indemnified Holder".................       8.04(b)
          "Indenture"..........................     Preamble
          "Note"...............................     Preamble
          "Offshore Physical Warrants".........       2.01
          "Options"............................       4.01(c)
          "Physical Warrants"..................       2.01
          "Rights".............................       4.01(c)
          "Survivor"...........................       3.05(b)
          "Transfer Agent".....................       8.01
          "U.S. Physical Warrants".............       2.01
          "Warrant Certificates"...............     Preamble
          "Warrants"...........................     Preamble

                                  ARTICLE II
                          ORIGINAL ISSUE OF WARRANTS

Section 2.01  Form of Warrant Certificates

          The Warrant Certificates (a) shall be issued in registered form only and substantially in the form attached hereto as Exhibit A, (b) shall be dated the date of issuance thereof (whether upon initial issuance, registration of transfer, exchange or replacement), (c) shall show the date of countersignature and (d) shall have such legends and endorsements, each as provided by the Company, typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrant may be listed, or to conform to customary usage, including, without limitation, the Private Placement Legend set forth on the form of face of Warrant Certificate attached hereto as Exhibit A. The Warrant Certificates shall be in a format and in a form reasonably satisfactory to the Warrant Agent.

          Warrants offered and sold in reliance on Rule 144A and to Institutional Accredited Investors shall be issued initially in the form of one or more permanent Global Warrants in registered form, substantially in the form set forth in Exhibit A, deposited with the Warrant Agent, as custodian for the Depositary, and shall bear the legend set forth on Exhibit B. The aggregate number of Warrants represented by any Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depositary, as hereinafter provided.

          Warrants offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Warrants in registered form, substantially in the form set forth in Exhibit A (the "Offshore Physical Warrants"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Warrants offered and sold in reliance on Rule 144A may be issued, in the form of certificated Warrants in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Warrants"). The Offshore Physical Warrants and the U.S. Physical Warrants are sometimes collectively herein referred to as the "Physical Warrants."

          Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

          If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

Section 2.02  Execution and Delivery of Warrant Certificates

          Warrant Certificates evidencing Warrants to purchase initially an aggregate of up to 105,000 shares of Common Stock shall be executed, on or after the date of this Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to the purchasers thereof on the date of issuance. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.02 or by Section 3.04, Article V or Section 9.04. The Warrant Certificates shall be executed on behalf of the Company by its Chairman, Chief Executive Officer or President or by any of its Vice Presidents, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be authenticated by manual signature of an authorized signatory of the Warrant Agent and shall not be valid for any purpose unless so countersigned, and shall be dated the date of authentication by the Warrant Agent. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be the Chairman, Chief Executive Officer, President or a Vice President of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

                                  ARTICLE III
                     EXERCISE PRICE; EXERCISE OF WARRANTS
                     GENERALLY; NON-SURVIVING COMBINATION

Section 3.01  Exercise Price

          Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions thereof and of this Agreement, to receive one share of Common Stock for each Warrant represented thereby, subject to adjustment as herein provided upon payment of the Purchase Price for each of such shares. The Purchase Price shall be payable by certified or official bank check or wire transfer, payable in United States currency to the order of the Company.

Section 3.02  Exercise of Warrants

          Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time on or prior to the Expiration Date.

Section 3.03  Expiration of Warrants

          The Warrants shall terminate and become void as of the close of business on the Expiration Date; provided, however, that the Warrants will
                                 --------  -------
terminate and become void prior to the Expiration Date in the event of a Non-Surviving Combination, pursuant to Section 3.05.

          The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided, however, that the
                                              --------  -------
failure by the Company to give such notice as provided in this Section shall not affect such termination and becoming void of the Warrants as of the close of business on the Expiration Date.

Section 3.04  Method of Exercise

          In order to exercise a Warrant, the Holder thereof must surrender the Warrant Certificates evidencing such Warrant to the Warrant Agent, with one of the forms on the reverse of or attached to the Warrant Certificate duly executed, and tender the Purchase Price therefor in accordance with this Article III.

          In order for a Person having a beneficial interest in a Global Warrant to exercise a Warrant, such Person must first exchange such beneficial interest for a Physical Warrant in the manner provided in Section 5.02(d).

          If fewer than all of the Warrants represented by a Warrant Certificate are surrendered, such Warrant Certificate shall be surrendered and, subject to the provisions of Article V, a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, register it in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the person or persons entitled to receive the same.

          Upon surrender of a Warrant Certificate and payment of the Purchase Price in conformity with the foregoing provisions, the Warrant Agent shall thereupon promptly notify the Company, and the Warrant Agent will deliver or cause to be delivered to or upon written order of any Holder appropriate evidence of ownership of any shares of Underlying Common Stock or other securities or property (including any money) to which the Holder is entitled, subject to the provisions of Section 9.02.

Section 3.05  Non-Surviving Combination

          (a) If the Company proposes, prior to the Expiration Date, to enter into a transaction that would constitute a Non-Surviving Combination if consummated, the Company shall give written notice thereof to the Warrant Agent and to the Holders of Warrants, promptly after an agreement is reached with respect to the Non-Surviving Combination but in no event less than 30 days prior to the consummation thereof. Such notice shall describe the transaction in reasonable detail and specify the consideration to be received by the Holders. The Company shall also furnish to each Holder of Warrants all notices and materials furnished to its stockholders in connection with such transactions.

          (b) The Company agrees that it will not enter into an agreement providing for a Non-Surviving Combination, unless the party to such transaction that is the surviving entity (the "Survivor") shall be obligated to distribute or pay to each Holder of Warrants, upon payment of the Purchase Price prior to the Expiration Date, the number of shares of stock or other securities or other property (including any cash) of the Survivor that would have been distributable or payable on account of the Underlying Common Stock if such Holder's Warrants had been exercised immediately prior to such Non-Surviving Combination (or, if applicable, the record date therefor). Following the consummation of a Non-Surviving Combination, the Warrants shall represent only the right to receive such shares of stock or other property from the Survivor upon payment of the Purchase Price prior to the Expiration Date.


                                  ARTICLE IV
                                  ADJUSTMENTS

Section 4.01  Adjustments of Exercise Price and Number of Shares of Common Stock

          The number and kind of shares purchasable upon the exercise of Warrants and the Purchase Price shall be subject to adjustment from time to time as follows:

          (a) Changes in Common Stock.  In the event the Company shall, at any
              -----------------------
time or from time to time after the date hereof, (i) issue any shares of Common Stock as a stock dividend to the holders of Common Stock, (ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares or (iii) issue any shares of its capital stock in a reclassification or reorganization of the Common Stock (any such issuance, subdivision, combination, reclassification or reorganization being herein called a "Change of Shares"), then (A) in the case of (i) or (ii) above, the number of shares of Common Stock that may be purchased upon the exercise of each Warrant shall be adjusted to the number of shares of Common Stock that the Holder of such Warrant would have owned or have been entitled to receive after the happening of such event had such Warrant been exercised immediately prior to the record date (or, if there is no record date, the effective date) for such event, and the Purchase Price shall be adjusted to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Purchase Price immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable with one Warrant immediately prior to such event and the denominator of which shall be the number of shares of Common Stock purchasable with one Warrant after the adjustment referred to above and (B) in the case of (iii) above, paragraph (l) below shall apply. An adjustment made pursuant to clause (A) of this paragraph (a) shall become effective retroactively immediately after the record date in the case of such dividend and shall become effective immediately after the effective date in other cases, but any shares of Common Stock issuable solely as a result of such adjustment shall not be issued prior to the effective date of such event.

          (b) Common Stock Distribution.  In the event the Company shall, at any
              -------------------------
time or from time to time after the date hereof, issue, sell or otherwise distribute (including by way of deemed distributions pursuant to paragraphs (c) and (d) below) any shares of Common Stock (other than pursuant to a Change of Shares or the exercise of any Option, Convertible Security (each as defined in paragraph (c) below) or Warrant) (any such event, including any deemed distributions described in paragraphs (c) and (d), being herein called a "Common Stock Distribution"), for a consideration per share less than the current market price per share of Common Stock (as defined in paragraph (f) below), on the date of such Common Stock Distribution, then, effective upon such Common Stock Distribution, the Purchase Price shall be reduced to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Purchase Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Common Stock Distribution multiplied by the current market price per share of Common Stock on the date of such Common Stock Distribution, plus (ii) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Common Stock Distribution multiplied by (B) the current market price per share of Common Stock on the date of such Common Stock Distribution.

          If any Common Stock Distribution shall require an adjustment to the Purchase Price pursuant to the foregoing provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, then, effective at the time such adjustment is made, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of such shares so purchasable immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest 1,000th of a share.

          The provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, shall not operate to increase the Purchase Price or reduce the number of shares of Common Stock purchasable upon the exercise of any Warrant, except by operation of paragraph (j) or (k) below.

          (c) Issuance of Options.  In the event the Company shall, at any time
              -------------------
or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" (the term "Options" shall also include without limitation any rights ("Rights") to purchase Common Stock and each other security for which such rights are at any time exercisable issued pursuant to the Rights Agreement between the Company and the Rights Agent designated therein approved by the Board of Directors of the Company on January 13, 1992, as amended from time to time) and any such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the date of the issuance, sale, distribution or granting of such Options then, for purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of the issuance, sale, distribution or granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and
(k) below, no additional adjustment of the Purchase Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities issuable upon the exercise of such Options. If the minimum and maximum numbers or amounts referred to in this paragraph (c) or in paragraph (d) below cannot be calculated with certainty as of the date of the required adjustment, such numbers and amounts shall be determined in good faith by the Board of Directors of the Company.

          (d) Issuance of Convertible Securities.  In the event the Company
              ----------------------------------
shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by assumption) any Convertible Securities (other than upon the exercise of any Option), whether or not the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the current market price per share of Common Stock on the date of such issuance, sale or distribution, then, for the purposes of paragraph (b) above, the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Purchase Price shall be made upon the actual conversion or exchange of such Convertible Securities.

          (e) Dividends and Distributions.  In the event the Company shall, at
              ---------------------------
any time or from time to time after the date hereof, distribute to the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities and (ii) any cash dividend that, when added to all other cash dividends paid in the one year prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Purchase Price pursuant to this paragraph (e)), does not exceed 10% of the current market price per share of Common Stock on such declaration date), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Purchase Price shall be decreased to a price determined by multiplying the Purchase Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. The adjustments required by this paragraph (e) shall be made whenever any such distribution is made and shall be retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (f) Current Market Price.  For the purpose of any computation under
              --------------------
paragraphs (b), (c), (d) and (e) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (b), (c), (d) or (e). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the counter market as reported by the Nasdaq Stock Market or any comparable system or (3) if the Common Stock is not listed on the Nasdaq Stock Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (f), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

          (g) Certain Distributions.  If the Company shall pay a dividend or
              ---------------------
make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (b) above (by operation of paragraph (c) or (d) above, as the case may be), such Options or Convertible Securities shall be deemed to have been issued or sold without consideration except for such amounts of consideration as shall have been deemed to have been received by the Company pursuant to paragraphs (c) or (d) above, as appropriate.

          (h) Consideration Received.  If any shares of Common Stock shall be
              ----------------------
issued and sold in an underwritten public offering, the consideration received by the Company for such shares of Common Stock shall be deemed to include the underwriting discounts and commissions realized by the underwriters of such public offering. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued, sold or distributed for such amount of consideration as shall be allocated to such Options in good faith by the Board of Directors of the Company.

          (i) Deferral of Certain Adjustments.  No adjustment to the Purchase
              -------------------------------
Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder (i) unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Purchase Price, provided, however, that any adjustment which by reason of this clause (i) of this paragraph (i) is not required to be made shall be carried forward and taken into account in any subsequent adjustment and (ii) solely with respect to Options that are Rights, until the time such Options become exercisable.

          (j) Changes in Options and Convertible Securities.  If the exercise
              ---------------------------------------------
price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (d) above, or the rate at which any Convertible Securities referred to in paragraph (c) or (d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Article IV), the Purchase Price then in effect and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Purchase Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

          (k) Expiration of Options and Convertible Securities.  If, at any time
              ------------------------------------------------
after any adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall have been made pursuant to paragraph (c), (d) or (j) above or this paragraph (k), any Options or Convertible Securities shall have expired unexercised or, solely with respect to Options that are Rights, are redeemed, the number of such shares so purchasable shall, upon such expiration or such redemption, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided, however, that (x) no such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Article IV following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities and (y) in the case of the redemption of any Rights, there shall be deemed (for the purposes of paragraph (c) above) to have been issued as of the date of such redemption for no consideration a number of shares of Common Stock equal to the aggregate consideration paid to effect such redemption divided by the current market price of the Common Stock on the date of such redemption.

          (l) Other Adjustments.  In the event that at any time, as a result of
              -----------------
an adjustment made pursuant to this Article IV, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Purchase Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Article IV.

          (m) Excluded Transactions.  Notwithstanding any provision in this
              ---------------------
Article IV to the contrary, no adjustment shall be made pursuant to this Article IV in respect of (i) any change in the par value of the Common Stock, (ii) the granting of any Options or the issuance of any shares of Common Stock, in either case, which would otherwise trigger an adjustment under paragraph (b) above, that may be registered on Form S-8 or any successor form under the Securities Act, to any officers, directors or employees of, or any consultants or advisors to, the Company, or (iii) the issuance of Common Stock pursuant to any dividend reinvestment plan which provides that the price of the Common Stock purchased for plan participants from the Company will be no less than 95% of the average of the high and low sales prices of the Common Stock on the investment date or, if no trading in the Common Stock occurs on such date, the next preceding date on which trading occurred (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the Nasdaq Stock Market or any comparable system or (3) if the Common Stock is not listed on the Nasdaq Stock Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company; provided, however, that clause (ii) of this paragraph (m) shall not apply to any such grant or issuance if, after giving effect thereto, the aggregate amount of Common Stock issued in all transactions covered by clause (ii) of this paragraph
(m) (assuming the exercise of all then outstanding Options granted in such transactions) would exceed 5% of the number of shares of Common Stock then outstanding (after giving effect to the exercise of the Options so granted and all then outstanding Options or Convertible Securities).

Section 4.02  Notice of Adjustment

          Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant is adjusted, as herein provided, the Company shall promptly give a written certificate of the Company to the Warrant Agent of such adjustment or adjustments and shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder and the Warrant Agent notice of such adjustment or adjustments. In addition, the Company at its sole expense shall within 120 calendar days following the end of each fiscal year of the Company during which any Warrants remain outstanding, and promptly upon the request of any Holder of a Warrant in connection with the exercise of any of such Holder's Warrants, cause to be delivered to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificates and shall be under no duty or responsibility with respect to any such certificate except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent or any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.

Section 4.03  Statement of Warrants

          Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

Section 4.04  Fractional Interest

          The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then current market price per share multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

                                   ARTICLE V
                               WARRANT TRANSFERS

Section 5.01  Warrant Transfer Books

          The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates by the Warrant Agent as herein provided.

          At the option of the Holder thereof, Warrant Certificates may be exchanged at such office, upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive.

          All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

Section 5.02  Registration of Transfer and Exchange

          (a) Transfer and Exchange of Physical Warrants.  When Physical
              ------------------------------------------
Warrants are presented to the Warrant Agent with a request:

(i)        to register the transfer of the Physical Warrants; or

(ii) to exchange such Physical Warrants for an equal number of Physical Warrants of other denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth in this Section
5.02 for such transactions are met; provided, however, that the Physical
                                    --------  -------
Warrants presented or surrendered for registration of transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(B) in the case of Physical Warrants the offer and sale of which have not been registered under the Securities Act, such Physical Warrants shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

(I) if such Physical Warrant is being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit C hereto); or

(II) if such Physical Warrant is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit C hereto); or

(III) if such Physical Warrant is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit D hereto; or

(IV) if such Physical Warrant is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto), a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit E hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

(V) if such Physical Warrant is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

(VI) if such Physical Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

     (b) Restrictions on Exchange of a Physical Warrant for a Beneficial
         ---------------------------------------------------------------
Interest in a Global Warrant.  A Physical Warrant may not be exchanged for a
----------------------------
beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Physical Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

(i) certification, substantially in the form of Exhibit C hereto, that such Physical Warrant is being transferred (A) to a Qualified Institutional Buyer,
(B) to an Accredited Investor or (C) in an offshore transaction in reliance on Regulation S; and

(ii) written instructions from the Company directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate number of Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Physical Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate number of Warrants represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall authenticate such a Global Warrant for the appropriate number of Warrants.

     (c) Transfer and Exchange of Global Warrants.  The transfer and exchange of
         ----------------------------------------
Global Warrants or beneficial interests therein shall be effected through the Depositary in accordance with this Warrant Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

     (d) Transfer of a Beneficial Interest in a Global Warrant for a Physical
         --------------------------------------------------------------------
Warrant.
-------

     (i) Any Person having a beneficial interest in a Global Warrant may upon request exchange such beneficial interest for a Physical Warrant. Upon receipt by the Warrant Agent of instructions from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Warrants the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

(A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit C hereto); or

(B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit C hereto); or

(C) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a Certificate for Institutional Accredited Investors substantially in the form of Exhibit D hereto; or

(D) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit E hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

(E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

(F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate number of Warrants represented by the Global Warrant to be reduced and, following such reduction, the Company will execute and the Warrant Agent will authenticate and deliver to the transferee a Physical Warrant.

     (ii) Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 5.02(d) shall be registered in such names and in such denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Physical Warrants to the Persons in whose names such Physical Warrants are so registered.

     (e)  Restrictions on Transfer and Exchange of Global Warrants.
          --------------------------------------------------------
Notwithstanding any other provisions of this Warrant Agreement, a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (f)  Private Placement Legend.  Upon the transfer, exchange or replacement
          ------------------------
of Warrants, the Warrant Agent shall deliver only Warrants that bear the Private Placement Legend unless, and the Warrant Agent is hereby authorized to deliver Warrants without the Private Placement Legend if, (i) there is delivered to the Warrant Agent an Opinion of Counsel reasonably satisfactory to the Company and the Warrant Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Warrant has been sold pursuant to an effective registration statement under the Securities Act.

     (g)  General.  By its acceptance of any Warrant bearing the Private
          -------
Placement Legend, each Holder of such a Warrant acknowledges the restrictions on transfer of such Warrant set forth in this Warrant Agreement and in the Private Placement Legend and agrees that it will transfer such Warrant only as provided in this Warrant Agreement.

     The Warrant Agent shall retain copies of all letters, notices and other written communications received pursuant to this Section 5.02. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Warrant Agent.

     No service charge shall be payable by Holders for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

                                  ARTICLE VI
                                WARRANT HOLDERS

Section 6.01  No Voting Rights

          Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

Section 6.02  Right of Action

          All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or any Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

                                  ARTICLE VII
                                 WARRANT AGENT

Section 7.01  Nature of Duties and Responsibilities Assumed

          The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions herein set forth, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be deemed to make any representation as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise of any Warrant, or as to the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to the kind and amount of shares or other securities or any property receivable by Holders upon the exercise of Warrants required from time to time, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of any such calculation, other than to apply any adjustment, notice of which is given by the Company to the Warrant Agent to be mailed to the Holders in accordance with
Section 4.02. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other document or any signature is genuine or properly authorized, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (c) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Assistant Secretary of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, except for its own gross negligence or willful misconduct, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable. Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three business days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against or arising out of or in connection with this Agreement. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

          The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

Section 7.02  Right to Consult Counsel

          The Warrant Agent may at any time consult with legal counsel of its selection satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

Section 7.03  Compensation and Reimbursement

          The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree from time to time in writing, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense incurred without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 7.03 shall survive the termination of this Agreement.

Section 7.04  Warrant Agent May Hold Company Securities

          Except as may be limited by applicable law, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other person.

Section 7.05     Resignation and Removal; Appointment of Successor

          (a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own gross negligence, bad faith or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of a Warrant at his last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Company shall become Warrant Agent until a successor Warrant Agent has been appointed, and the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States, any state thereof or the District of Columbia, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

          (b) Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any person to whom the Warrant Agent transfers substantially all of its corporate trust business shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation (i) would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 7.05(a) or (ii) is a wholly-owned subsidiary of the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant to Section 5.01.

                                 ARTICLE VIII
                           COVENANTS OF THE COMPANY

Section 8.01 Reservation of Common Stock for Issuance on Exercise of Warrants; Listing

          The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon such issuance, be duly and validly issued and fully paid and nonassessable, and that upon issuance such shares shall be listed on each national securities exchange or quotation system (including the Nasdaq Stock Market), if any, on which any other shares of outstanding Common Stock of the Company are then listed.

          The Company or the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the Warrants as herein provided will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash that may be payable as provided in Section 4.04. The Company will furnish such Transfer Agent a copy of all notices of adjustment and certificates related thereto transmitted to each holder pursuant to Section 4.02 hereof.

Section 8.02     Reports to Holders

          To the extent such documents are required to be sent by the Company to the holders of its outstanding Common Stock, the Company shall file with the Warrant Agent and provide Holders of Warrants, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to file with the SEC and, to the extent it is required to send such documents to the holders of its outstanding Common Stock, provide the Warrant Agent and the Holders of the Warrants with reports containing substantially the same information as would have been required to be filed with the SEC and sent to holders of its outstanding Common Stock had the Company continued to have been subject to such reporting requirements; provided, however, that the Company shall not be so obligated to file with the SEC if the SEC does not permit such filings. In such event, such reports shall be provided to the Warrant Agent and Holders of Warrants at the times the Company would have been required to provide such reports had it been subject to such reporting retirements. Delivery of such reports, information and documents to the Warrant Agent is for informational purposes only and the Warrant Agent's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder.

Section 8.03     Agreements Respecting Warrants

          The Company agrees that it will not enter into any agreement or instrument which would preclude the exercise of the Warrants for shares of Underlying Common Stock.

Section 8.04     Registration under the Securities Laws

          (a)    Mandatory Registration.  Not later than December 31, 1997, the
                 ----------------------
Company shall file with the SEC, at the Company's expense, a registration statement registering under the Securities Act for resale by the Holders all of the Restricted Shares. The Company shall use all reasonable efforts to cause such registration statement to become effective as soon as possible thereafter and to maintain such effectiveness continually until the first to occur of
(i) December 31, 2001, (ii) the date all Restricted Shares covered by such registration statement have been disposed of in accordance with such registration statement, (iii) the date the Company has received a written opinion of independent counsel, a copy of which will be provided to each Holder, that all of the Restricted Shares are freely tradable without registration pursuant to Rule 144 (or any successor thereto) under the Securities Act and applicable state securities laws, or (iv) if no Warrants have been exercised on or prior to the Expiration Date or such other date on which the Warrants terminate and become void prior to the Expiration Date, the close of business on the

Expiration Date or such other date on which the Warrants terminate and become void prior to the Expiration Date. Such registration statement will include a plan of distribution permitting any reasonable method of resale by the Holders of the Restricted Shares including resale in the public market, in broker's transactions, or in privately negotiated transactions. The Company also will prepare and file promptly with the SEC, at the Company's expense, such amendments and supplements to such registration statement and the prospectus included in such registration statement as may be necessary to comply with the provisions of the Securities Act. The Holders shall provide the Company in writing with such information about the Holders and the proposed plan of distribution as the Company shall reasonably request for inclusion in the registration statement. The Company will provide to each Holder such number of copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus included in such registration statement and each amendment and supplement thereto, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Restricted Shares owned by such Holder. The Company shall, as expeditiously as possible following the filing of such registration statement, use all reasonable efforts to register or qualify the Restricted Shares covered by the registration statement under the securities or Blue Sky laws of such states as the Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Holders to consummate the public or other disposition in each such jurisdiction of the Restricted Shares; provided,
                                                                --------
however, that the Company shall not be required in connection with this Section
-------
8.04 to qualify as a foreign corporation, subject itself to taxation or execute a general consent to service of process in any jurisdiction.

          (b)    Indemnification.
                 ---------------

          (i)    Indemnification by the Company.  The Company will, and hereby
                 ------------------------------
does, indemnify and hold harmless each Holder, its directors and officers, each other person who participates as an underwriter, broker or dealer in the offering or sale of Restricted Shares by such Holder and each other person, if any, who controls such Holder or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "Indemnified Holder"), against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading or (z) any violation or alleged violation by the Company of the Securities Act; and the Company will reimburse such Holder and each such director, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information relating to such Indemnified Holder furnished to the Company through an instrument duly executed by such Indemnified Holder expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such Holder.

          (ii)   Indemnification by the Holders of Restricted Shares.  Each
                 ---------------------------------------------------
Holder participating in the registration provided for in paragraph (a) above shall indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (i)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus, or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information relating to such Holders furnished to the Company through an instrument duly executed by such Holder expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus or summary prospectus contained therein, amendment or supplement. In no event, however, shall the liability of any such Holder for indemnification under this paragraph exceed the net proceeds received by the such Holder from the sale of such Restricted Shares. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer or such securities by such Holder.

          (iii)  Notice of Claims, etc. Promptly after receipt by an
                 ---------------------
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in clause (i) or (ii) of this paragraph (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to
             --------  -------
give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding clauses of this paragraph (b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of such action, jointly with any other indemnifying party to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party or parties. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (iv)   Contribution.  If for any reason the indemnification provided
                 ------------
for in this paragraph (b) is unavailable to an indemnified party as contemplated by this paragraph (b), then the indemnifying party in lieu of indemnification shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no Holder shall be required to
                          --------
contribute in an amount greater than the excess of the net proceeds received by the Holder from the sale of such Restricted Shares over all amounts already contributed by such Holder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by such Holder.

          The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this paragraph (b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending an action or claim.

          The Company and each Holder shall agree that it would not be just and equitable if contribution pursuant to this paragraph (b) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this paragraph (b), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Restricted Shares sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages that such Indemnified Holder, or its affiliated Indemnified Holder, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (v)    Other Indemnification.  Indemnification and contribution
                 ---------------------
similar to that specified in the preceding clauses of this paragraph (b) (with appropriate modifications) shall be given by the Company and each seller of Restricted Shares with respect to any required registration or other qualification of such Restricted Shares under any Federal or state law or regulations of governmental authority other than the Securities Act. The indemnification and contribution rights under this paragraph (b) shall be in addition to any rights that any indemnified person may have at common law or otherwise.

                                  ARTICLE IX
                                 MISCELLANEOUS

Section 9.01     Money and Other Property Deposited with the Warrant Agent

          Any money, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property of the Warrant Agent except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to any Holder by mailing by first-class mail a check in such amount as is appropriate, to such Holder at the address shown on the Warrant register maintained pursuant to Section 5.01, or as it may be otherwise directed in writing by such Holder, upon surrender of such Holder's Warrants. Any money or other property deposited with the Warrant Agent for payment and distribution to any Holder that remains unclaimed for two years, less one day, after the date the money was deposited with the Warrant Agent shall be paid to the Company upon its request therefor.

Section 9.02     Payment of Taxes

          The Company will pay all taxes and other governmental charges that may be imposed on the Company or on the holders of the Warrants or on the holders of any securities deliverable upon exercise of Warrants with respect thereto. The Company will not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash or other property to any person other than the Holder of a Warrant Certificate surrendered upon the exercise thereof, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or security or pay any cash or distribute any property until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or other charge is due.

Section 9.03     Surrender of Certificates

          Any Warrant Certificate surrendered for exercise or purchased or otherwise acquired by the Company shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall promptly be canceled by such Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall return such canceled Warrant Certificates to the Company.

Section 9.04     Mutilated, Destroyed, Lost and Stolen Warrant Certificates

          If (a) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) the Company and the Warrant Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company or any officer in the corporate trust department of the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of warrants.

          Upon the issuance of any new Warrant Certificate under this Section 9.04, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent) in connection therewith.

          Every new Warrant Certificate executed and delivered pursuant to this
Section 9.04 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

          The provisions of this Section 9.04 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

Section 9.05     Miscellaneous Rights

          The rights of Holders upon the occurrence of the events set forth in this Agreement are cumulative. If more than one such event shall occur and the periods following the occurrence of such events and prior to the closing of the transactions that are the subject of such events overlap, each Holder may exercise such rights arising therefrom as such Holder may elect without any condition imposed upon such exercise not contained in this Agreement.

          Neither the Company nor any of its Affiliates involved in any proposed transaction that is the subject of such an event shall have any obligation to the Holders to consummate any such proposed transaction once an agreement or agreement in principle or decision to proceed with respect thereto is reached, whether on the terms first proposed or as revised, or to include any Holder in, or apprise any Holder of, any negotiations or discussions concerning any such proposed transaction among the prospective parties thereto.

Section 9.06     Notices

          Any notice or communication by the Company or the Warrant Agent to the other is duly given if in writing and delivered in person, mailed by first-class mail (registered or certified, return receipt requested), or sent by telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                 If to the Company:

                 ICF Kaiser International, Inc.
                 9300 Lee Highway
                 Fairfax, Virginia 22031-1207
                 Attention:  Executive Vice President and Chief Financial
                             Officer

                 cc:  Senior Vice President and General Counsel

                 If to the Warrant Agent:

                 The Bank of New York
                 101 Barclay Street, 21 West
                 New York, New York 10286
                 Attention:  Corporate Trust Trustee Administration

          The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail to the Holder's address shown on the register of the Company maintained by the Warrant Agent. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Warrant Agent at the same time.

Section 9.07     Persons Benefiting

          This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 9.08     Counterpart Originals

          The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 9.09     Amendments

          The Company may, without the consent of the Holders of the Warrants, by supplemental agreement or otherwise, make any changes or corrections in this Agreement (a) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein,
(b) to add to the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Agreement, or (c) that do not adversely affect the interests of the Holders in any material respect. The Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements unless it affects the Warrant Agent's own rights, duties or immunities hereunder, in which case such party may, but shall not be required to, join in such execution and delivery. Prior to executing any such supplemental agreement, the Warrant Agent shall be entitled to receive and shall be protected in relying upon a certificate of the Company which states that the proposed supplemental agreement is in compliance with the terms of this Section 9.09.

Section 9.10     Termination

          This Agreement (other than the Company's obligations with respect to Warrants previously exercised under Article III, and with respect to compensation, reimbursement and indemnification under Section 7.03) shall terminate and be of no further force and effect, provided the Company has complied with Section 3.05 hereof in the case of a Non-Surviving Combination, on the earlier of (a) the Expiration Date and (b) the consummation of a Non-Surviving Combination.

Section 9.11     Governing Law

          THIS AGREEMENT AND EACH WARRANT ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Section 9.12     Headings

          The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                              ICF KAISER INTERNATIONAL, INC.

                              By:  /s/ James O. Edwards
                              Name:  James O. Edwards
                              Title:  Chairman and Chief Executive Officer

                              THE BANK OF NEW YORK,
                              as Warrant Agent

                              By: /s/ B. Merino
                              Name:  B. Merino
                              Title:  Assistant Treasurer

                                                                       EXHIBIT A

                     [FORM OF FACE OF WARRANT CERTIFICATE]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QUALIFIED INSTITUTIONAL BUYER") OR (B) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT), (D) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE WARRANT AGENT AND THE COMPANY SUCH LETTERS, CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

No.  1996W-           Certificate for _______ Warrants
                                                            CUSIP No. 449244____

                      WARRANTS TO ACQUIRE COMMON STOCK OF
                        ICF KAISER INTERNATIONAL, INC.

          This certifies that _________________________________, or registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), subject to the provisions contained herein and in the Warrant Agreement referred to below, to acquire from ICF Kaiser International, Inc., a Delaware corporation (the "Company"), one share of Common Stock, $0.01 par value per share, of the Company (the "Common Stock") for consideration equal to the Purchase Price (as defined in the Warrant Agreement) per share of Common Stock. The Warrants evidenced by this Warrant Certificate shall not be exercisable after and shall terminate and become void as of the close of business on December 31, 1999 (the "Expiration Date") or as of the closing of any Non-Surviving Combination, if earlier.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of December 23, 1996 (the "Warrant Agreement"), between the Company and The Bank of New York, as warrant agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at 9300 Lee Highway, Fairfax, Virginia 22031-1207, Attention of Senior Vice President, General Counsel and Secretary.

          As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants are immediately exercisable.

          If the Company proposes, prior to the Expiration Date, to enter into a merger, consolidation, sale of assets or other business combination with one or more persons (other than a wholly-owned subsidiary of the Company) in which consideration (other than Common Equity Securities) is distributed to the holders of Common Stock in exchange for all or substantially all of their equity interest in the Company (a "Non-Surviving Combination"), the Company shall give written notice thereof to the Holders promptly after an agreement is reached but in no event less than 30 days prior to the closing thereof. In the event the Company enters into a Non-Surviving Combination, upon payment of the Purchase Price prior to the Expiration Date, the Holder hereof will be entitled to receive the shares of stock or other securities or other property (including any money) of the surviving entity in such Non-Surviving Combination as the Holder would have received had the Holder exercised its Warrants immediately prior to such Non-Surviving Combination (or, if applicable, the record date therefor).

          In order to exercise a Warrant, the registered Holder hereof must surrender this Warrant Certificate at the office of the Warrant Agent, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified and tender the Purchase Price therefor.

                                     ICF KAISER INTERNATIONAL, INC.
                                     By:
                                           ------------------------------
                                           Name:
                                           Title:
[SEAL]

Attest:
        ------------------------
                    Secretary

DATED:

Countersigned:
The Bank of New York,
as Warrant Agent

By:
     ---------------------------
     Authorized Signatory

Date of Countersignature:

                   [FORM OF REVERSE OF WARRANT CERTIFICATE]

                        ICF KAISER INTERNATIONAL, INC.
                        ------------------------------

          This Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, on the register maintained by the Warrant Agent, upon surrender of this Warrant Certificate for registration of transfer at the office of the Warrant Agent maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the registered Holder hereof or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment. Upon any partial transfer, the Company will issue and deliver to such Holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable, and upon issuance such shares shall be listed on each national securities exchange or quotation system (including the Nasdaq Stock Market), if any, on which any other shares of outstanding Common Stock are then listed.

          Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that the holder of this Warrant Certificate when duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

          The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment in certain events, including (i) stock dividends, stock splits and reclassification affecting the Common Stock,
(ii) the issuance of certain rights, warrants or options, or convertible or exchangeable securities, to the holders of Common Stock entitling them to acquire Common Stock at a price per share lower than its then market value and
(iii) sales by the Company of Common Stock at a price per share lower than its then market value.

          The Warrants do not entitle any Holder to any of the rights of a stockholder of the Company.

          This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

          This Warrant Certificate and all rights hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

                          EXERCISE SUBSCRIPTION FORM
                (to be executed only upon exercise of Warrant)

          The undersigned hereby irrevocably elects to exercise ____________________ of the Warrants represented by this Warrant Certificate, for the acquisition of one share each of Common Stock, $0.01 par value per share, of ICF Kaiser International, Inc., on the terms and conditions specified in this Warrant Certificate and the Warrant Agreement herein referred to, surrenders this Warrant Certificate and all right, title and interest therein to ICF Kaiser International, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.
Date:  _____________, ____

                                                                    /1/
                                          --------------------------
                                          (Signature of Owner)

                                          --------------------------
                                          (Street Address)

                                          --------------------------
                                          (City)  (State)   (Zip Code)

                                          Signature Guaranteed by:

                                          --------------------------

                                 FORM OF TRANSFER

          FOR VALUE RECEIVED the undersigned registered Holder of this Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

================================================================================
                                      Social Security or
Name of Assignee(s)   Address         other identifying       Number of Warrants
                                      number of assignee(s)
--------------------------------------------------------------------------------

================================================================================

and does hereby irrevocably constitute and appoint the Warrant Agent as the undersigned's attorney to make such transfer on the register maintained by the Warrant Agent for that purpose, with full power of substitution in the premises.
Date:  _________, ____

                                                                   /2/
                                          -------------------------
                                          (Signature of Owner)

                                          -------------------------
                                          (Street Address)

                                          -------------------------
                                          (City)  (State)  (Zip Code)

                                          Signature Guaranteed by:

                                          -------------------------


------------------------
/1/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

/2/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

                                   EXHIBIT B

                      FORM OF LEGEND FOR GLOBAL WARRANTS

          Any Global Warrant authenticated and delivered hereunder shall bear a legend in substantially the following form:

                    THIS WARRANT IS A GLOBAL WARRANT WITHIN THE MEANING OF THE
               WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS WARRANT IS NOT EXCHANGEABLE FOR WARRANTS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS WARRANT (OTHER THAN A TRANSFER OF THIS WARRANT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

                    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
               REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER OR EXCHANGE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                   EXHIBIT C

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF WARRANTS

   Re:     Warrants to Acquire Common Stock (the "Warrants") of ICF Kaiser
                                                             -------------
           International, Inc.
           ------------------------------

           This Certificate relates to _____ Warrants held in the form of* ___ a beneficial interest in a Global Warrant or* ______ Physical Warrants by _____ (the "Transferor").

The Transferor:*

[ ]          has requested by written order that the Warrant Agent deliver in exchange for its beneficial interest in the Global Warrant held by the Depositary a Physical Warrant or Physical Warrants in definitive, registered form representing the number of Warrants equal to its beneficial interest in such Global Warrant (or the portion thereof indicated above); or

[ ]          has requested the Warrant Agent by written order to exchange or register the transfer of a Physical Warrant or Physical Warrants.

In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 5.02 of such Warrant Agreement, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "Act") because*

[ ]          Such Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 5.02(a)(B)(I) or Section 5.02(d)(i)(A) of the Warrant Agreement.

[ ]          Such Warrant is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

[ ]          Such Warrant is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act).

[ ]          Such Warrant is being transferred in reliance on Regulation S under the Act.

[ ]          Such Warrant is being transferred in reliance on Rule 144 under the
Act.

[ ]          Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."

                                                  ---------------------------
                                                  [INSERT NAME OF TRANSFEROR]

                                                  By:
                                                     ------------------------
                                                      [Authorized Signatory]

Date:
     ------------------------
     *Check applicable box

                                   EXHIBIT D

     Form of Certificate to Be   Delivered in Connection with Transfers to
                      Institutional Accredited Investors

                             ________________, ____

The Bank of New York
101 Barclay Street, 21 West
New York, New York 10286
Attention:  Corporate Trust Trustee Administration

Re: ICF Kaiser International, Inc. (the "Company") Warrant Agreement, dated as of December __, 1996, (the "Warrant Agreement"), relating to Warrants to Acquire Common Stock of the Company, (the Warrants")

Ladies and Gentlemen:

          In connection with our proposed purchase of Warrants, we confirm that:

1. We have received such information as we deem necessary in order to make our investment decision.

2. We understand that any subsequent transfer of the Warrants is subject to certain restrictions and conditions set forth in the Warrant Agreement and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Warrants except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

3. We understand that the offer and sale of the Warrants have not been registered under the Securities Act, and that the Warrants may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Warrants, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Warrant Agent a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Warrants from us a notice advising such purchaser that resales of the Warrants are restricted as stated herein.

4. We understand that, on any proposed resale of Warrants, we will be required to furnish to the Warrant Agent and the Company, such certification, legal opinions and other information as the Warrant Agent and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Warrants purchased by us will bear a legend to the foregoing effect.

5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

6. We are acquiring the Warrants purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

       You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            [Name of Transferor]

                                            By:
                                               ---------------------------------
                                                        [Authorized Signatory]

                                   EXHIBIT E

 Form of Certificate to Be Delivered in Connection with Regulation S Transfers

                                                        ________________, ____

The Bank of New York
101 Barclay Street, 21 West
New York, New York 10286
Attention:  Corporate Trust Trustee
            Administration

     Re: ICF Kaiser International, Inc. (the "Company") Warrant Agreement, dated as of December __, 1996 (the "Warrant Agreement"), relating to Warrants to Acquire Common Stock of the Company (the "Warrants")
           ----------------------------------------------------

Dear Sirs:

           In connection with our proposed sale of _________________ Warrants, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

(1)    the offer of the Warrants was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Warrants.

       You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                            Very truly yours,

                                            [Name of Transferor]

                                            By:
                                               ---------------------------------
                                               [Authorized Signature]